As filed with the Securities and Exchange Commission on June 29, 1999.
                                                       Registration No. ________
--------------------------------------------------------------------------------
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                               WHITTMAN-HART, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                                                36-3797833
         --------                                                ----------
         (State or other jurisdiction of                      (I.R.S. Employer
         incorporation or organization)                      Identification No.)

                             311 SOUTH WACKER DRIVE
                                   SUITE 3500
                          CHICAGO, ILLINOIS 60606-6618
                          -----------------------------
                    (Address of principal executive offices)


                    WHITTMAN-HART SAVINGS AND INVESTMENT PLAN
                    -----------------------------------------
                            (Full Title of the Plan)


         ROBERT F. BERNARD
         CHIEF EXECUTIVE OFFICER                           Telephone number,
         WHITTMAN-HART, INC.                               including area code,
         311 SOUTH WACKER DRIVE, SUITE 3500                of agent for service:
         CHICAGO, ILLINOIS  60606-6618                       (312) 922-9200
         (Name and address of agent for service)

--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
Title of                                  Maximum      Maximum
Securities             Amount            Offering     Aggregate      Amount of
to be                   to be              Price      Offering     Registration
Registered           Registered(1)     Per Share(2)     Price(2)           Fee
--------------------------------------------------------------------------------

Common Stock,
  par value $0.001
  per share(3)     1,000,000 Shares        $26.593    $26,593,000     $7,393.06
--------------------------------------------------------------------------------


1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the Whittman-Hart Savings and Investment Plan become operative.


2 Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on June 24, 1999.


3 In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. These securities have no offering price and therefore, pursuant to Rule 457(h)(2) no separate registration fee is required.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents are incorporated by reference into this Registration Statement:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

         (3) The Company's Current Report on Form 8-K dated May 10, 1999, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

         (4) The Company's Schedule 14A Proxy Statement filed April 29, 1999, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

         (5) Annual Report on Form 11-K of the Whittman-Hart Savings, Inc. and Investment Plan (the "Plan") for the year ended December 31,1997 and for the year ended December 31, 1998.

         (6) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the 1934 Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         The securities to be offered are registered under Section 12(g) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------
         Not Applicable

Item 6   Indemnification of Directors and Officers.
         ------------------------------------------


         Section 145 of the Delaware General Corporation Law and the Amended and Restated By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

         The Company's Amended and Restate Certificate of Incorporation and Amended and Restated Bylaws contain provisions that require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware Law.

         The Company's Amended and Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its stockholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining any improper personal benefit.

         The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

         Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

         The registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (6) The Company will submit the Plan and any amendments thereto the Internal Revenue Service (the "IRS") in a timely manner and has or will make all changes required by the IRS to qualify the Plan.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 28th day of June, 1999.

                                          WHITTMAN-HART, INC.


                                          By:      /s/ Robert F. Bernard
                                             --------------------------------
                                             Robert F. Bernard
                                             Chairman of the Board of Directors
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Whittman-Hart, Inc., hereby severally constitute Robert F. Bernard and Kevin M. Gaskey, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Whittman-Hart, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of June 1999.

         Signature                      Title
         ---------                      -----

/s/ Robert Bernard                      Chairman of the Board of Directors and
Robert F. Bernard                       Chief Executive Officer


/s/ Kevin M. Gaskey                     Chief Financial Officer and Treasurer
Kevin M. Gaskey                         (Principal Financial and
                                        Accounting  Officer)

/s/ Edward V. Szofer                    President, Secretary and Director
Edward V. Szofer


/s/ Paul D. Carbery                     Director
Paul D. Carbery


/s/ Robert F. Steel                     Director
Robert F. Steel


/s/ Larry P. Roches                     Director
Larry P. Roches

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, State of Illinois on the 28th day of June, 1999.



                                 WHITTMAN-HART, INC SAVINGS & INVESTMENT PLAN

                                 By: WHITTMAN-HART, INC., as Plan Administrator



                                 By:      /s/ Robert F. Bernard
                                     -------------------------------------------

                                  EXHIBIT INDEX

Exhibit Number                         Description
--------------                         -----------

4.1 Amended and Restated Certificate of Incorporation as currently in effect (incorporated herein by reference to Registrant's Registration Statement on Form S-3, as amended, Registration No. 333-1778).

4.2 Second Amended and Restated By-Laws of the Registrant as currently in effect (incorporated herein by reference to Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-1778).

5        Opinion (including consent) of McDermott, Will & Emery.

23.1     Consent of KPMG LLP.

23.2     Consent of McDermott, Will & Emery (included in Exhibit 5).

24       Power of Attorney (included on signature page).